UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

__________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 8, 2021

Elys Game Technology, Corp.

(Exact name of Registrant as specified in its charter)

(Former name or former address, if changed since last report)

Delaware	001-39170	33-0823179
(State or other jurisdiction of Incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

130 Adelaide Street West, Suite 701

Toronto, Ontario M5H 2K4, Canada

(Address of Principal Executive Offices)

1-628-258-5148

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ELYS	The Nasdaq Capital Market

Securities registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2018 Equity Incentive Plan

On December 8, 2021, Elys Game Technology, Corp. (the “Company”) held its 2021 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved an amendment (Amendment No. 2) to the Company’s 2018 Equity Incentive Plan to increase the number of shares of common stock that the Company will have authority to grant under the plan by an additional 4,000,000 shares of common stock. A description of the 2018 Equity Incentive Plan, is set forth in the Company’s definitive proxy statement on Schedule 14A for the Annual Meeting, which was filed on October 29, 2021 with the Securities and Exchange Commission (the “Definitive Proxy Statement”), in the section entitled “Proposal 3 — APPROVAL OF AN AMENDMENT TO OUR 2018 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK THAT WE WILL HAVE AUTHORITY TO GRANT UNDER THE PLAN BY AN ADDITIONAL 4,000,000 SHARES OF COMMON STOCK”, which description is incorporated herein by reference. The description is qualified in its entirety by reference to the full text of Amendment No. 2 to the 2018 Equity Incentive Plan, a copy of which is included as an exhibit to this Current Report on Form 8-K and attached to the Definitive Proxy Statement as Appendix A.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting held at the Company’s office on December 8, 2021, the Company’s stockholders voted on the following five (5) proposals and cast their votes as described below. A total of 13,843,895 shares were represented in person or by proxy at the Annual Meeting, which represented a quorum. These matters are described in detail in the Definitive Proxy Statement. All matters submitted to a vote of the Company’s stockholders at the Annual Meeting were approved and all director nominees were elected.

The certified results of each of the matters voted upon at the Annual Meeting, which are more fully described in the Definitive Proxy Statement are as follows:

Proposal 1: Election of five (5) directors for terms expiring at the 2022 annual meeting of stockholders and until their successors are duly elected and qualified.

The five (5) nominees named as directors of our Board of Directors, each to serve a one-year term expiring at the 2022 Annual Meeting of Stockholders and until such director’s successor is duly elected and qualified, were elected with the following votes:

Directors	For	Withhold	Broker Non-Votes
Michele Ciavarella	10,643,895	0	3,200,000
Andrea Mandel-Mantello	10,643,895	0	3,200,000
Victor J. Salerno	10,643,895	0	3,200,000
Paul Sallwasser	10,643,895	0	3,200,000
Steven A. Shallcross	10,643,895	0	3,200,000

Proposal 2: Ratification of the appointment of BDO AG as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.

The stockholders ratified the appointment of BDO AG as the Company’s independent registered public accounting firm for the year ending December 31, 2021 based on the votes set forth below:

For	Against	Abstain	Broker Non-Votes
13,843,894	0	0	0

Proposal 3: Approval of an amendment to the 2018 Equity Incentive Plan to increase the number of shares of common stock authorized to grant by an additional 4,000,000 shares of common stock.

The stockholders approved an amendment (Amendment No. 2) to the 2018 Equity Incentive Plan to increase the number of shares of common stock authorized to grant by an additional 4,000,000 shares of common stock. The results of the voting for this approved proposal were as follows:

For	Against	Abstain	Broker Non-Votes
10,643,895	0	0	3,200,000

Proposal 4: Approval of an advisory vote on Executive Compensation (“say-on-pay”).

The stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Definitive Proxy Statement. The results of the voting for this approved proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
10,643,895	0	0	3,200,000

Proposal 5: Approval of an advisory vote on the frequency of holding future advisory votes on executive compensation

The stockholders approved, on an advisory basis, three (3) years as the frequency with which stockholders are provided an advisory vote on executive compensation. The results of the voting for this approved proposal were as follows:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
0	0	10,643,895	0	3,200,000

Based on the recommendations of the Board of Directors and its Compensation Committee to hold advisory votes on executive compensation every three (3) years and the vote of the stockholders on this matter, the Company has decided that an advisory vote on executive compensation will be held every three (3) years until the next advisory vote on the frequency of future stockholder advisory votes on executive compensation.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description

10.1	Amendment No. 2 to the Elys Game Technology, Corp. 2018 Equity Incentive Plan (incorporated by reference to Appendix A to the Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on October 29, 2021)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 14, 2021	ELYS GAME TECHNOLOGY, CORP.

By: /s/ Michele Ciavarella
Name: Michele Ciavarella
Title: Chief Executive Officer